EXHIBIT 99.3

	Terra Tech Corp.	Blum Oakland	Proforma Adjustments		Proforma
Assets
Current Assets:
Cash	$418,082	$366,410	$-		$784,492
Accounts receivable, net	741,844	-	(98,304	)(1)	643,540
Prepaid expenses	147,230	-	-		147,230
Inventory	949,448	65,299	-		1,014,747
Total Current Assets	2,256,604	431,709	(98,304)		2,590,009

Property, equipment and leasehold improvements, net	6,694,975	702,294	-		7,397,269
Intangible assets, net	118,932	-	-		118,932
Deposits	94,528	-	-		94,528
Total Assets	$9,165,039	$1,134,003	$(98,304)		$10,200,738

Liabilities and Stockholders' Equity
Current Liabilities
Accounts payable and accrued expenses	$1,119,459	$213,471	$(98,304	)(1)	$1,234,626
Derivative liability	743,400	-	-		743,400
Accrued liabilities	917,363	1,584,220	-		2,501,583
Total Current Liabilities	2,780,222	1,797,691	(98,304)		4,479,609
Long Term Liabilities
Deferred tax liability, net	44,000	95,717	-		139,717
Total Long Term Liabilities	44,000	95,717	-		139,717

Commitment and Contingencies

Stockholders' Equity
Preferred stock, Convertible Series A, Par value $0.001; authorized and issued 100 shares as of December 31, 2015 and 2014, respectively	-	-	-		-
Preferred stock, Convertible Series B, Par value $0.001; authorized 24,999,900 shares; issued and outstanding 16,300,000 and 15,500,000 shares as of December 31, 2015 and 2014, respectively	16,300	-	-		16,300
Common stock, Par value $0.001; authorized 350,000,000 shares; issued 303,023,744 and 197,532,892 shares as of December 31, 2015 and 2014, respectively	303,024	100	-		303,124
Additional paid-in capital	51,843,071	-	-		51,843,071
Accumulated Deficit	(45,952,109)	(759,505)	(278,713)		(46,990,327)
Total Terra Tech Corp. stockholders' equity (deficit)	6,210,286	(759,405)	(278,713)		5,172,168
Non-controlling interest	130,531	-	-		130,531
Total Stockholders' Equity	6,340,817	(759,405)	(278,713)		5,302,699

Total Liabilities and Stockholders' Equity (Deficit)	$9,165,039	$1,134,003	$(377,017)		$9,922,025
_______________
Note 1 - Elimination of receivables and payables between entities.

Note 2 - Adjustment from proforma income statement.

The accompanying notes are an integral part of the consolidated condensed financial statements.

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	Terra Tech Corp.	Blum Oakland	Proforma Adjustments		Proforma
Total Revenues	$9,975,346	$12,983,824	$(683,516	)(1)	$22,275,654
Cost of Goods Sold	8,958,475	10,709,576	(512,803	)(1)	19,155,248
	1,016,871	2,274,248	(170,713)		3,120,406
Selling, general and administrative expenses	9,833,646	2,213,742	108,000	(2)	12,155,388
Income (loss) from operations	(8,816,775)	60,506	(278,713)		(9,034,982)

Other Income (Expenses)
Amortization of debt discount	(696,180)	-	-		(696,180)
Loss on extinguishment of debt	(619,444)	-	-		(619,444)
Loss from derivatives issued with debt greater
than debt carrying value	(561,000)	-	-		(561,000)
Gain (Loss) on fair market valuation of derivatives	1,800,100	-	-		1,800,100
Interest Income (Expense)	(469,576)	1,236	-		(468,340)
Total Other Income (Expense)	(546,100)	1,236	-		(544,864)
Income (loss) before Provision of Income Taxes	(9,362,875)	61,742	(278,713)		(9,579,846)
Provision for income taxes	44,000	636,628	-		680,628
Net Loss	(9,406,875)	(574,886)	(278,713)		(10,260,474)
Net Loss attributable to non-controlling interest	181,295	-	-		181,295
Net Loss attributable to Terra Tech Corp.	$(9,225,580)	$(574,886)	$(278,713)		$(10,079,179)

_____________

Note 1 - The revenue and cost of goods sold between Blum and IVXX have been eliminated.

Note 2 - The salaries to the Blum partners have been eliminated and replaced with the Platinum management agreement.

The accompanying notes are an integral part of the consolidated condensed financial statements.

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	Terra Tech Corp.	Blum	Proforma Adjustments	Proforma
Assets
Current Assets:
Cash	$1,131,000	$163,566	$-	$1,294,566
Accounts receivable, net	803,916	-	-	803,916
Prepaid expenses	19,368	525,217	-	544,585
Inventory	1,319,061	103,664	-	1,422,725
Total Current Assets	3,273,345	792,447	-	4,065,792

Property, equipment and leasehold improvements, net	7,314,449	681,896	-	7,996,345
Intangible assets, net	1,474,690	-	-	1,474,690
Deposits	90,636	-	-	90,636
Total Assets	$12,153,120	$1,474,343	$-	$13,627,463

Liabilities and Stockholders' Equity
Current Liabilities
Accounts payable and accrued expenses	$1,394,387	$177,228	$-	$1,571,615
Derivative liability	1,334,000	-	-	1,334,000
Accrued Liabilities	553,778	2,076,810	-	2,630,588
Total Current Liabilities	3,282,165	2,254,038	-	5,536,203
Long Term Liabilities
Long-term debt	1,250,000	-	-	1,250,000
Deferred tax liability, net	44,000	101,900	-	145,900
Total Long Term Liabilities	1,294,000	101,900	-	1,395,900

Commitment and Contingencies

Stockholders' Equity

Preferred stock, Convertible Series A, Par value $0.001; authorized and issued 100 shares as of March 31, 2016 and December 31, 2015, respectively	-	-	-	-

Preferred stock, Convertible Series B, Par value $0.001; authorized 24,968,000 shares as of March 31, 2016; authorized 24,999,900 shares as of December 31, 2015; issued and outstanding 16,150,000 and 16,300,000 as of March 31, 2016 and December 31, 2015, respectively	16,150	-	-	16,150

Preferred stock, Convertible Series Q, Par value $0.001; authorized 21,600 shares as of March 31, 2016; no shares outstanding as of March 31, 2016	-	-	-	-

Preferred stock, Convertible Series Z, Par value $0.001; authorized 8,300 shares as of March 31, 2016; no shares outstanding as of March 31, 2016	-	-	-	-

Common stock, Par value $0.001; authorized 350,000,000 shares; issued 349,739,408 and 303,023,744 shares as of March 31, 2016 and December 31, 2015, respectively	349,740	-	-	349,740
Additional paid-in capital	57,176,915	10,100	-	57,187,015
Accumulated Deficit	(50,078,173)	(891,695)	-	(50,969,868)
Total Terra Tech Corp. stockholders' equity (deficit)	7,464,632	(881,595)	-	6,583,037
Non-controlling interest	112,323	-	-	112,323
Total Stockholders' Equity (Deficit)	7,576,955	(881,595)	-	6,695,360

Total Liabilities and Stockholders' Equity (Deficit)	$12,153,120	$1,474,343	$-	$13,627,463

The accompanying notes are an integral part of the consolidated condensed financial statements.

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	Terra Tech Corp.	Blum	Proforma Adjustments		Proforma

Total Revenues	$1,548,167	$3,372,474	$(16,076	)(1)	$4,904,565
Cost of Goods Sold	1,414,193	2,912,104	(8,038	)(1)	4,318,259
	133,974	460,370	(8,038)		586,306
Selling, general and administrative expenses	2,046,348	515,692	35,000	(2)	2,597,040
Loss from operations	(1,912,374)	(55,322)	(43,038)		(2,010,734)

Other Income (Expenses)
Amortization of debt discount	(94,406)	-	-		(94,406)
Loss on extinguishment of debt	(920,797)	-	-		(920,797)
Loss from derivatives issued with debt greater
than debt carrying value	-	-	-		-
Gain (Loss) on fair market valuation of derivatives	(1,160,700)	-	-		(1,160,700)
Interest Expense	(55,995)	-	-		(55,995)
Total Other Income (Expense)	(2,231,898)	-	-		(2,231,898)
Loss before Provision of Income Taxes	(4,144,272)	(55,322)	(43,038)		(4,242,632)
Provision for income taxes	-	76,868	-		76,868
Net Loss	(4,144,272)	(132,190)	(43,038)		(4,319,500)
Net Loss attributable to non-controlling interest	18,208	-	-		18,208
Net Loss attributable to Terra Tech Corp.	$(4,126,064)	$(132,190)	$(43,038)		$(4,301,292)

_______________
Note 1 - Sales and cost of goods sold between Terra Tech Corp. and Blum

Note 2 - Add new Platinum agreement less salaries paid to Blum partners.

The accompanying notes are an integral part of the consolidated condensed financial statements.

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